PY-I-A-1_V4

CSFB04-AR03 - Price/Yield - I-A-1 - $101-24

Balance	[Contact Desk]	Delay	24	Formula	N/A	WAC(1)	5	WAM(1)	358
Coupon*	3.889	Dated	3/1/04	NET(1)	4.211	WALA(1)	2
Settle	3/31/04	First Payment	4/25/04

* PAYS GROUP NET WAC LESS [0.3215%] THROUGH MONTH 33, THEN NET WAC LESS [0.1400]%. EFFECTIVE NET MARGIN EQUALS APPROX. [1.9678]%
RUN TO EARLIEST OF BALLOON IN MONTH 33 AND 10% CALL						(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15 CPR - Call (Y)	20 CPR - Call (Y)	22 CPR - Call (Y)	25 CPR - Call (Y)	27 CPR - Call (Y)	30 CPR - Call (Y)	35 CPR - Call (Y)	40 CPR - Call (Y)	45 CPR - Call (Y)	50 CPR - Call (Y)

101-20	2.979	2.907	2.875	2.826	2.791	2.736	2.635	2.522	2.395	2.250
101-20+	2.971	2.899	2.867	2.817	2.782	2.726	2.625	2.511	2.383	2.236
101-21	2.964	2.891	2.859	2.808	2.773	2.717	2.614	2.499	2.370	2.223
101-21+	2.956	2.882	2.850	2.800	2.764	2.707	2.604	2.488	2.358	2.209
101-22	2.949	2.874	2.842	2.791	2.755	2.698	2.594	2.477	2.346	2.196
101-22+	2.941	2.866	2.834	2.782	2.746	2.688	2.584	2.466	2.334	2.182
101-23	2.934	2.858	2.825	2.773	2.737	2.679	2.573	2.454	2.321	2.169
101-23+	2.926	2.850	2.817	2.765	2.728	2.669	2.563	2.443	2.309	2.155
101-24	2.919	2.842	2.809	2.756	2.719	2.660	2.553	2.432	2.297	2.142
101-24+	2.911	2.834	2.800	2.747	2.710	2.650	2.542	2.421	2.285	2.129
101-25	2.904	2.826	2.792	2.738	2.701	2.641	2.532	2.410	2.272	2.115
101-25+	2.896	2.818	2.784	2.730	2.692	2.631	2.522	2.398	2.260	2.102
101-26	2.889	2.810	2.775	2.721	2.683	2.622	2.511	2.387	2.248	2.088
101-26+	2.881	2.802	2.767	2.712	2.674	2.612	2.501	2.376	2.236	2.075
101-27	2.874	2.793	2.759	2.703	2.664	2.603	2.491	2.365	2.223	2.062
101-27+	2.866	2.785	2.750	2.695	2.655	2.594	2.481	2.354	2.211	2.048
101-28	2.859	2.777	2.742	2.686	2.646	2.584	2.470	2.342	2.199	2.035

WAL	2.16	2.00	1.94	1.84	1.78	1.69	1.55	1.42	1.30	1.18
Principal Window	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06
Principal # Months	33	33	33	33	33	33	33	33	33	33

LIBOR_1MO	1.090	1.090	1.090	1.090	1.090	1.090	1.090	1.090	1.090	1.090
LIBOR_6MO	1.170	1.170	1.170	1.170	1.170	1.170	1.170	1.170	1.170	1.170
LIBOR_1YR	1.375	1.375	1.375	1.375	1.375	1.375	1.375	1.375	1.375	1.375
CMT_1YR	1.227	1.227	1.227	1.227	1.227	1.227	1.227	1.227	1.227	1.227

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely
on the information contained in or filed in connection with the prospectus / prospectus supplement.						PRELIMINARY - SUBJECT TO CHANGE